Exhibit 99.1

 MCAFEE, INC. REPORTS FOURTH QUARTER REVENUE OF $244 MILLION AND FULL YEAR 2004
        REVENUE OF $911 MILLION AND RAISES 2005 REVENUE AND EPS GUIDANCE

       New McAfee Business Grew 28% Year Over Year and 16% Sequentially

    SANTA CLARA, Calif., Feb. 24 /PRNewswire-FirstCall/ -- McAfee, Inc. (NYSE: MFE) today announced that for the fourth quarter ended Dec. 31, 2004, consolidated net revenue was $244 million. On a GAAP basis, McAfee's fourth quarter pre-tax earnings were $24 million. On a non-GAAP basis, pre-tax earnings were $50 million and after-tax earnings for the fourth quarter were $38 million, or $0.23 per share -- diluted.

    For the full year 2004, consolidated net revenue was $911 million. On a GAAP basis, full year 2004 pre-tax earnings were $317 million. On a non-GAAP basis, pre-tax earnings were $139 million and after-tax earnings for the full year 2004 were $104 million, or $0.59 per share -- diluted.

    McAfee is releasing GAAP pre-tax operating results as it is continuing to evaluate the adequacy of its income taxes payable, deferred taxes, and tax expense balances. Upon completion of this evaluation, GAAP after tax net income and GAAP earnings per share will be reported.

    Financial Highlights

    * New McAfee revenue grew by 28% year over year and 16% sequentially. New McAfee excludes the Magic and Sniffer businesses sold in 2004. GAAP revenue which includes the impact of divested businesses declined 10% year over year and increased 10% sequentially.
    * McAfee IntruShield revenue grew by 55% year over year with bookings increasing by 70%.
    * Overall McAfee consumer revenue grew by 49% year over year. Revenue from the online consumer services grew by 73% year over year and added 2.1 million net new subscribers in the quarter, with the average number of subscriptions per subscriber of 1.39 at year-end. Revenues of the consumer retail business grew by 16% year over year.
    * The new McAfee demonstrated year over year bookings growth across all five regions, with North America growing by 17%, Europe, Middle East and Africa
(EMEA) by 31%, Asia Pacific (APAC) by 44%, Japan by 59% and Latin America (LTAM) by 29%.
    * Deferred revenue grew by $80 million in the quarter to end the year at $601 million.
    * McAfee ended the year with cash and cash equivalents and investments of $925 million.

    Financial Outlook

    * McAfee expects revenue for the first quarter of 2005 to be between $210 million and $220 million and non-GAAP net earnings of $0.19 per share at the middle of the range. Non-GAAP net earnings assumes an effective tax rate of 25%.
    * McAfee is raising its full year 2005 revenue guidance to between $920 million and $960 million and non-GAAP net earnings to between $1.10 and $1.15 per share. This represents an increase in net earnings of approximately $0.05 to $0.10 per share over previously issued guidance. Non-GAAP net earnings assumes an effective tax rate of 25%.

    "2004 was a year of transformation and innovation for McAfee and our strong financial results demonstrate that we have taken the proper steps to streamline our business," said George Samenuk, chairman and chief executive officer of McAfee, Inc. "McAfee leads the industry in offering customers proven intrusion prevention and risk management solutions to protect their businesses against evolving security threats."

    Business Highlights

    * Eric F. Brown named chief financial officer, replacing Steve Richards who retired at the end of 2004.
    * McAfee announced the sale of the McAfee Research (formerly NAI Labs) assets to SPARTA and expects the transaction to close in the second quarter of 2005. The company remains committed to malicious code and vulnerability research through the McAfee Anti-virus and Vulnerability Emergency Response Team (AVERT).
    * McAfee continued to focus on providing new solutions and revenue opportunities for channel partners, announcing that key partners Arrow Electronics and Access Distribution will begin to offer the full suite of McAfee Foundstone solutions. Additionally, McAfee introduced the SecurityAlliance Opportunity Incentive program as a means to continue to increase channel partner profitability. This program provides financial incentives to reward channel partners for the pre-sales investment associated with securing sales opportunities in target market segments.
    * The McAfee consumer business expanded its partnership base, adding DION, operated by KDDI, and So-net, operated by Sony Communications Network, in Japan, and Chello in Europe. The consumer business also delivered solutions with existing partners including:

      -- NTT DoCoMo, Inc., the leading mobile communications operator in Japan, began providing consumers with jointly developed McAfee VirusScan Content Scanning technology, as a built-in service on the new FOMA(TM) 901i series 3G mobile phones. More information can be found at: http://901i.nttdocomo.co.jp/index.html .
      -- Dell began shipping the McAfee SecurityCenter factory-installed on personal computers to help protect consumers and small businesses. The McAfee SecurityCenter bundle features McAfee VirusScan, McAfee Personal Firewall Plus, McAfee Privacy Service and McAfee SpamKiller.

    * In the quarter McAfee delivered innovative new corporate solutions including:

      -- Anti-spyware protection in the McAfee IntruShield network IPS solution, becoming the industry's first security vendor to offer a proactive multi-layered, system and network protection strategy to address the growing concern of spyware in both consumer and corporate environments.
      -- McAfee IntruShield 4010 and McAfee IntruShield 3000 IPS appliances, designed to proactively protect large and mission-critical networks operating at multi-gigabit speeds, delivering the industry's highest Gigabit port- density appliances.
      -- MyAVERT, a Web site dedicated to providing customers with information they can download directly to their Web sites to host the latest AVERT updates and threat information.

    * The company also delivered enhanced versions of its industry-leading products including:

      -- McAfee Foundstone Professional Services SiteDigger 2.0, a security tool designed to help companies identify human error information vulnerabilities that appear on search engines, such as the accidental exposure of confidential information including financial records, passwords, and personal information on an organization's Web site.
      -- McAfee Entercept 5.1, offering enhanced scalability and security to enable IT security managers to ensure the highest levels of system and data confidentiality, availability and integrity.

    * To further efforts on eradicating phishing attacks, McAfee joined the Trusted Electronic Communications Forum, a global consortium of cross-industry leaders focused on efforts to eliminate the phishing, spoofing, and other online deception tactics that lead to identify theft, the erosion of electronic communications as a viable mode of communication and brand distrust.

    * McAfee products gained industry recognition in the quarter including:

      -- Gartner placed McAfee in the leadership quadrant in its recently published Anti-Virus Magic Quadrant.
      -- InfoWorld awarded McAfee Entercept 5.0 its Technology of the Year award for "Best Host Based IDS Solution".
      -- McAfee Active Virus Defense named "Best Anti-Virus Solution" in SC Magazine's annual Reader Trust awards.
      -- McAfee Foundstone Enterprise 4.0 received the "Tester's Choice" award from CMP Media LLC's Secure Enterprise in a competitive review of vulnerability lifecycle management systems.
      -- McAfee VirusScan Enterprise 8.0i was named the "Best Security Solution" of the Year from PC World Latin America, based on its ability to take anti-virus protection to the next level.
      -- McAfee VirusScan for consumers received the highest marks possible for detecting viruses in recent independent tests conducted by AV-Test.org, an independent research organization, removing 100% of viruses "in the wild" tested against it.
      -- Washington Post recognized McAfee AntiSpyware consumer edition as the "leading commercial choice", noting that it " ... ran about twice as fast as the free programs."
      -- McAfee consumer products received high acclaim from the European news media, including the United Kingdom's PC Plus "Performance Award" for McAfee VirusScan and Computer Buyer awarded the "Computer Buyer Recommended Award" to McAfee QuickClean.

    Sarbanes-Oxley Update; 10-K Filing Likely Delayed McAfee is continuing to evaluate and test its internal controls over financial reporting as of December 31, 2004, as required by Section 404 of the Sarbanes-Oxley Act. Due to the additional time required by McAfee to complete these activities and then to obtain the report of its independent registered public accounting firm on management's assessment of the company's internal control over financial reporting, McAfee expects that the filing of its 2004 Form 10-K will be delayed beyond the mid-March 2005 deadline to the end of March.
    Based on its evaluation and testing to date, McAfee has determined that as of December 31, 2004, it may have one or more internal control deficiencies. We continue to test as required by section 404 of the Sarbanes-Oxley Act and will report the results in the filing of our 10-K.

    Conference Call Information

    * The company will host a conference call today at 1:30 p.m. Pacific, 4:30 p.m. Eastern to discuss its quarterly results. Participants should call 888-709-9420 (U.S.) or 630-395-0017 (international), pass code: MFE.
    * Attendees should dial in at least 15 minutes prior to the conference call.
    * A replay of the call will be available until March 24, 2005 by calling 866-430-4720 (U.S.), or 203-369-0923 (international).
    * A Web cast of the call may also be found on the Internet at: http://phx.corporate-ir.net/phoenix.zhtml?c=104920&p=irol-IRHome (due to the length of the URL, you may need to copy and paste it into your browser).

    About McAfee, Inc.
    McAfee, Inc., headquartered in Santa Clara, Calif., a worldwide leader in Intrusion Prevention and Risk Management solutions, delivers proven security products and services to help customers effectively balance the competing priorities between business needs and security requirements. McAfee applies profound security expertise toward helping companies, government agencies and consumers block attacks, prevent disruptions, and continuously track and improve the security of their systems and networks. For more information, McAfee, Inc. can be reached at 972-963-8000 or www.mcafee.com.

    NOTE: McAfee, AVERT, Foundstone, VirusScan, WebShield, SpamKiller, ePolicy Orchestrator, ePO and IntruShield are registered trademarks or trademarks of McAfee, Inc. and/or its affiliates in the U.S. and/or other countries. The color red in connection with security is distinctive of McAfee brand products. All other registered and unregistered trademarks in this document are the sole property of their respective owners.

    Disclosure Statements
    Non-GAAP net earnings excludes interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain on sale of assets and technology, loss on redemption of debt, restructuring charges, and payments associated with the transition services agreement with Network General; non-GAAP earnings assume an effective tax rate of 25%. McAfee's management uses pro forma earnings results to evaluate the company's operating performance and believes that excluding these items enhances management's and its investors' ability to evaluate McAfee's comparable historical operating results. McAfee's management believes that all disclosures are adequate to make the information presented not misleading. In accordance with the requirements of GAAP, EPS on a pre-tax basis is not presented. A reconciliation of non-GAAP results to GAAP results is provided in the financial tables below.
    McAfee is unable to provide a non-GAAP to GAAP reconciliation of projected first quarter of 2005 and full-year 2005 net earnings and net earnings per share. Among other reasons, such amounts are not known or cannot be reasonably estimated at this time or, in the case of stock options, the amount of any compensation charge (credit) related to stock options depends on changes in the trading price of McAfee's common stock.
    McAfee estimates that every $1 increase, if any, over its stock price on December 31, 2004, would have increased its fourth quarter stock-based compensation charge by approximately $0.7 million. With respect to the other items, it is estimated that (i) for the first quarter of 2005 and full-year 2005 restructuring charges will be in the range of $1.0 million to $1.5 million based on decisions made prior to the fourth quarter 2004 for which the actions will occur in 2005 but excluding additional restructuring activities that may be taken after December 31, 2004, (ii) for the first quarter 2005 and full-year 2005 amortization expense will be approximately $3.1 million and $12.3 million on intangibles and trademarks, and $3.8 million and $15.3 million on purchased technology and (iii) for the first quarter of 2005 and full-year 2005 other payments related to the IntruVert and Foundstone acquisitions will be approximately $1.4 million and $4.4 million. The estimate for amortization expense does not include any future impairment of intangible assets with respect to previous acquisitions.

    Forward-Looking Statements
    The foregoing contains forward-looking statements which include those regarding expected operating results for the first quarter of 2005 and full-year 2005; the expected closing of the sale of the McAfee Research assets to SPARTA; McAfee's efforts to enhance its channel offerings and profitability of its channel partners; new product introductions and related product benefits; anticipated timing for filing the 2004 10-K; and the possible results of the company's Sarbanes-Oxley evaluation. Actual results could vary perhaps materially and the expected results may not occur. Filing of the 10-K may be delayed beyond the end of March 2005 due to the Sarbanes-Oxley related matters of McAfee's ongoing evaluation of its tax accounts. The sale of the McAfee Research assets to SPARTA may not close when expected, or at all. McAfee may not succeed in its efforts to grow its business, build upon its technology leadership, capture market share, or in its efforts to increase the profitability of its channel partners, notwithstanding related commitment or related investment. The company may not benefit from its strategic alliances or partnerships as anticipated, customers may not respond as favorably as anticipated to the company's product offerings or the company may not satisfactorily anticipate or meet its customers' needs or expectations. McAfee may not achieve the desired savings or other related benefits from its cost-cutting and productivity initiatives on a timely basis or at all; McAfee's business, including its sales force and internal finance and IT operations, may be disrupted or otherwise strained due to company cost saving measures and post-closing obligations to provide transitional and other support services to Network General. Actual results are also subject to a number of other factors, including customer and distributor demand fluctuations and macro and other economic conditions both in the U.S. and internationally; successful sales force coordination and execution; attracting and retaining qualified sales force and other personnel; and successful development, introduction and adoption by customers of new products and enhancements that meet customer demand. More information on risks and uncertainties related to McAfee and its business may be found in filings with the SEC.

    Introduction to Tables
    Non-GAAP net earnings excludes interest expense on convertible debt, amortization of purchased technology and intangibles expense, compensation charges relating to employee stock options, retention bonuses and severance payments related to acquisitions, gain on sale of assets and technology, loss on redemption of debt, gain on sale of securities, costs related to litigation settlements, restructuring charges, costs related to the restatement of prior period financial statements, divestiture expenses and payments associated with the transition services agreement with Network General. Non-GAAP earnings assume an effective tax rate of 25%. In accordance with the requirements of GAAP, EPS on a pre-tax basis is not presented.

                          McAFEE, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                  December 31,   December 31,
                                                     2004            2003
                                                  ------------   ------------
Assets:
   Cash and marketable securities                 $    924,680   $    766,257
   Restricted cash                                         617         20,547
   Accounts receivable, net                            137,520        170,218
   Prepaid expenses and other current
    assets                                             103,919         97,616
   Assets held for sale                                     --         24,719
   Property and equipment, net                          91,715        111,672
   Deferred taxes (1)                                  412,472        359,746
   Goodwill, intangibles and other
    long term assets, net                              558,394        569,723
         Total assets                             $  2,229,317   $  2,120,498

Liabilities:
   Accounts payable                               $     32,891   $     32,099
   Accrued liabilities (1)                             146,524        147,281
   Liabilities related to assets held
    for sale                                                --         23,310
   Deferred revenue                                    601,100        459,557
   Convertible debt                                         --        347,397
   Other long term liabilities (1)                     227,700        222,765
         Total liabilities                           1,008,215      1,232,409

Stockholders' equity:
   Common stock                                          1,623          1,621
   Treasury stock                                           --         (4,707)
   Additional paid-in capital                        1,198,272      1,087,625
   Deferred stock-based compensation                    (1,777)          (598)
   Accumulated other comprehensive
    income                                              27,359         34,027
   Accumulated deficit (1)                              (4,375)      (229,879)
         Total stockholders' equity                  1,221,102        888,089
         Total liabilities and
          stockholders' equity                    $  2,229,317   $  2,120,498

    (1) The December 31, 2004 balance sheet should be considered preliminary as the 2004 tax expense, deferred taxes, and taxes payable balances are still to be finalized. Certain December 31, 2004 balance sheet accounts including Deferred Taxes, Accrued Liabilities, Other Long Term Liabilities, and Accumulated Deficit are subject to change.

                          McAFEE, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                              Three Months Ended           Twelve Months Ended
                                                  December 31,                  December 31,
                                           ---------------------------   ---------------------------
                                               2004           2003           2004           2003
                                           ------------   ------------   ------------   ------------
Net revenue                                $    244,451   $    272,222   $    910,840   $    936,336

Cost of net revenue                              36,022         38,470        135,570        138,257
Amortization of purchased
 technology                                       3,850          3,417         13,331         11,369

   Gross profit                                 204,579        230,335        761,939        786,710

Operating costs:

   Research and development (1)                  44,002         46,519        172,716        184,606

   Marketing and sales (2)                       82,319         96,201        354,336        363,306

   General and administrative (3)                43,445         30,137        136,890        115,825

   Reimbursement from transition
    services agreement                           (2,326)            --         (5,997)            --

   (Gain) loss on sale/disposal of
    assets and technology (4)                     2,317             --       (230,266)           867

   Litigation settlement                             --             --        (24,991)            --

   Amortization of intangibles                    3,528          3,268         14,065         15,637

   Restructuring costs                            6,072           (660)        17,493         22,204

   Restatement costs                                 --            542           (250)         8,878

   Divestiture expense                              228             --          1,031             --

   In process research and
    development                                      --             --             --          6,600

   Acquisition retention bonuses
    and severance                                   934          1,382          3,608          4,001

   Total operating costs                        180,519        177,389        438,635        721,924

   Income from operations                        24,060         52,946        323,304         64,786

Interest and other income, net                    2,092          2,388         13,940         17,349
Interest expense on convertible
 debt                                            (1,897)        (1,116)        (5,315)        (7,543)
Gain on sale of securities                           --          1,260            246          1,260
Loss on redemption of debt                           --             --        (15,070)        (2,727)

   Income before provision for
    income taxes and cumulative
    effect of change in accounting
    principle                              $     24,255         55,478   $    317,105         73,125

Provision for income taxes                                      10,170                        13,220

   Income before cumulative effect
    of change in accounting
    principle                                                   45,308                        59,905

Cumulative effect of change in
 accounting principle, net of tax                    --           (805)            --         10,337

   Net income                                             $     44,503                  $     70,242

Net income per share - basic                              $       0.28                  $       0.44
Net income per share - diluted (5)                        $       0.26                  $       0.43

Shares used in per share
 calculation - basic                            160,861        161,080        160,714        160,338
Shares used in per share
 calculation - diluted                          166,398        184,144        177,099        164,489

    (1) Includes stock-based compensation charges of $4,370 and $1,637 for the three months ended December 31, 2004 and 2003, respectively, and $6,518 and $5,157 for the twelve months ended December 31, 2004 and 2003, respectively.

    (2) Includes stock-based compensation charges of $1,752 and $1,856 for the three months ended December 31, 2004 and 2003, respectively and $2,642 and $5,065 for the twelve months ended December 31, 2004 and 2003, respectively.

    (3) Includes stock-based compensation charges of $3,193 and $252 for the three months ended December 31, 2004 and 2003, respectively and $4,085 and $2,285 for the twelve months ended December 31, 2004 and 2003, respectively.

    (4) Includes stock-based compensation charges of $991 for the twelve months ended December 31, 2004.

    (5) In computing net income per share on a diluted basis for the three and twelve months ended December 31, 2004 and the three and twelve months ended December 31, 2003 net income has been increased by $0 and $7,556, and $3,014 and $0, respectively, for the after-tax amount of interest expense recognized in the period associated with the dilutive convertible securities. The shares used in net income per share on a diluted basis include an additional 12.2 million in the year ended December 31, 2004 and 19.1 million shares in the quarter ended period.

                          McAFEE, INC. AND SUBSIDIARIES
              PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                               Three Months Ended          Twelve Months Ended
                                                  December 31,                  December 31,
                                           ---------------------------   ---------------------------
                                               2004           2003           2004          2003
                                           ------------   ------------   ------------   ------------
Net revenue                                $    244,451   $    272,222   $    910,840   $    936,336

Cost of net revenue                              36,022         38,470        135,570        138,257
Amortization of purchased
 technology                                          --             --             --             --

  Gross profit                                  208,429        233,752        775,270        798,079

Operating costs:

  Research and development                       39,632         44,882        166,198        179,449

  Marketing and sales                            80,567         94,345        351,694        358,241

  General and administrative                     40,252         29,885        132,805        113,540

  Reimbursement from
   transition services
   agreement                                         --             --             --             --

  (Gain) loss on sale/disposal
   of assets and technology                          --             --             --             --

  Litigation settlement                              --             --             --             --

  Amortization of intangibles                        --             --             --             --

  Restructuring costs                                --             --             --             --

  Restatement costs                                  --             --             --             --

  Divestiture expense                                --             --             --             --

  In process research and
   development                                       --             --             --             --

  Acquisition retention
   bonuses and severance                             --             --             --             --

  Total operating costs                         160,451        169,112        650,697        651,230

Income from operations                           47,978         64,640        124,573        146,849

Interest and other income, net                    2,092          2,388         13,940         17,349
Interest expense on
 convertible debt                                    --             --             --             --
Gain on sale of securities                           --             --             --             --
Loss on redemption of debt                           --             --             --             --

  Income before provision for
   income taxes                                  50,070         67,028        138,513        164,198

Provision for income taxes                       12,518         16,757         34,628         41,050

  Pro forma net income                     $     37,552   $     50,271   $    103,885   $    123,148

Net income per share - diluted             $       0.23   $       0.27   $       0.59   $       0.75

Shares used in per share
 calculation - diluted (1)                      166,398        184,144        177,099        164,489

    (1) The above per share calculations treat outstanding convertible debt on an as-converted basis, resulting in an increase of 19.1 million shares for the three months ended December 31, 2003, and an increase of 12.2 million shares for the twelve months ended December 31, 2004. The convertible debt was redeemed on August 20, 2004.

    The accompanying reconciliation of pro forma condensed consolidated statements of income to the condensed consolidated statements of income is an integral part of the above pro forma financial information. The Company believes that the above pro forma information is an additional meaningful measure of operating performance. However, this pro forma information will necessarily be different from comparable information provided by other companies and should not be used as an alternative to our operating results and other financial information as determined under accounting principles generally accepted in the United States of America.

                          McAFEE, INC. AND SUBSIDIARIES
     RECONCILIATION OF CONDENSED CONSOLIDATED PRO FORMA STATEMENTS OF INCOME
               TO THE CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (Unaudited)

                                            Three Months Ended         Twelve Months Ended
                                               December 31,                 December 31,
                                       ---------------------------   ---------------------------
                                            2004           2003           2004          2003
                                       ------------   ------------   ------------   ------------
McAfee, Inc. pro forma net income      $     37,552   $     50,271   $    103,885   $    123,148

 Provision for income taxes                  12,518         16,757         34,628         41,050

McAfee, Inc. pro forma income before
 provision for income taxes                  50,070         67,028        138,513        164,198

 Amortization of purchased
  technology                                 (3,850)        (3,417)       (13,331)       (11,369)

 Stock compensation charge                   (9,315)        (3,745)       (13,245)       (12,507)

 Reimbursement from transition
  services agreement                          2,326             --          5,997             --

 Gain (loss) on sale/disposal of
  assets and technology                      (2,317)            --        230,266           (867)

 Litigation settlement                           --             --         24,991             --

 Amortization of intangibles                 (3,528)        (3,268)       (14,065)       (15,637)

 Restructuring costs                         (6,072)           660        (17,493)       (22,204)

 Restatement costs                               --           (542)           250         (8,878)

 Divestiture expense                           (228)            --         (1,031)            --

 In process research and development             --             --             --         (6,600)

 Acquisition retention bonuses and
  severance                                    (934)        (1,382)        (3,608)        (4,001)

 Interest expense on convertible
  debt                                       (1,897)        (1,116)        (5,315)        (7,543)

 Gain on sale of securities                      --          1,260            246          1,260

 Loss on redemption of debt                      --             --        (15,070)        (2,727)

McAfee, Inc. income before provision
 of income taxes and cumulative
 effect of change in accounting
 principle                             $     24,255   $     55,478   $    317,105   $     73,125

 Provision for income taxes                                 10,170                        13,220

 Cumulative effect of change in
  accounting principle, net of tax               --            805             --        (10,337)

McAfee, Inc. Consolidated Net Income                  $     44,503                  $     70,242

Net income per share - diluted                        $       0.26                  $       0.43

Shares used in per share calculation
 - diluted                                  166,398        184,144        177,099        164,489

McAfee, Inc.
Bookings by Product Family
(in thousands)

                                                      Q4'04                     Q3'04                     Q2'04
                                             -----------------------   -----------------------   -----------------------
 The New McAfee                              $  315,578          100%  $  250,883           99%  $  266,010           87%

 Corporate Security                          $  193,182           61%  $  134,142           53%  $  161,662           53%
   - Enterprise                                 100,825           32%      56,563           22%      77,561           25%
   - SMB                                         71,004           22%      62,117           25%      65,953           21%
   - IntruShield                                 21,352            7%      15,462            6%      18,148            6%

 Consumer Security                           $  122,397           39%  $  116,741           46%  $  104,348           34%
       - McAfee.com                              79,423           25%      80,971           32%      73,402           24%
       - Retail                                  42,974           14%      35,770           14%      30,946           10%

 NAI Labs                                            --            0%          --            0%          --            0%

 Sniffer                                             --            0%       1,510            1%      41,427           13%
 Magic                                               --            0%          --            0%         (65)           0%
 PGP                                                 --            0%          --            0%          --            0%

 Total MFE                                   $  315,579          100%  $  252,394          100%  $  307,372          100%

                                                      Q1'04                     Q4'03                     Q3'03
                                             -----------------------   -----------------------   -----------------------
 The New McAfee                              $  222,865           86%  $  252,780           72%  $  216,153           76%

 Corporate Security                          $  135,698           52%  $  179,600           51%  $  142,253           50%
   - Enterprise                                  57,353           22%      90,613           26%      67,053           24%
   - SMB                                         71,226           27%      76,436           22%      68,363           24%
   - IntruShield                                  7,119            3%      12,551            4%       6,837            2%

 Consumer Security                           $   87,167           34%  $   73,180           20%  $   73,900           26%
       - McAfee.com                              62,041           24%      49,400           14%      48,277           17%
       - Retail                                  25,126           10%      23,780            7%      25,623            9%

 NAI Labs                                            --            0%          --            0%          --            0%

 Sniffer                                         33,996           13%      76,748           22%      49,731           18%
 Magic                                            2,574            1%      19,378            6%      16,321            6%
 PGP                                                 --            0%          --            0%          --            0%

 Total MFE                                   $  259,435          100%  $  348,906          100%  $  282,205          100%

McAfee, Inc.
Revenue by Product Family
(in thousands)

                                                      Q4'04                     Q3'04                     Q2'04
                                             -----------------------   -----------------------   -----------------------
 The New McAfee                              $  244,450          100%  $  211,446           95%  $  187,241           83%

 Corporate Security                          $  151,476           62%  $  118,198           53%  $  116,458           52%
   - Enterprise                                  78,796           32%      50,836           23%      56,883           25%
   - SMB                                         58,557           24%      54,441           25%      49,391           22%
   - IntruShield                                 14,123            6%      12,921            6%      10,184            5%

 Consumer Security                           $   91,290           37%  $   91,712           41%  $   68,953           31%
       - McAfee.com                              61,547           25%      56,518           26%      46,514           21%
       - Retail                                  29,742           12%      35,194           16%      22,439           10%

 NAI Labs                                         1,684            0%       1,536            0%       1,830            0%

 Sniffer                                             --            0%      10,187            5%      38,438           17%
 Magic                                               --            0%          --            0%          --            0%
 PGP                                                 --            0%          --            0%          --            0%

 Total MFE                                   $  244,450          100%  $  221,633          100%  $  225,679          100%

                                                      Q1'04                     Q4'03                     Q3'03
                                             -----------------------   -----------------------   -----------------------
 The New McAfee                              $  173,973           79%  $  190,961           70%  $  165,590           71%

 Corporate Security                          $  125,633           57%  $  128,299           47%  $  114,690           50%
   - Enterprise                                  52,615           24%      65,345           24%      54,635           24%
   - SMB                                         66,409           30%      53,831           20%      54,577           24%
   - IntruShield                                  6,609            3%       9,122            3%       5,478            2%

 Consumer Security                           $   46,980           21%  $   61,310           22%  $   48,383           21%
       - McAfee.com                              41,524           19%      35,619           13%      24,882           11%
       - Retail                                   5,456            2%      25,691            9%      23,501           10%

 NAI Labs                                         1,360            0%       1,351            0%       2,517            0%

 Sniffer                                         42,253           19%      63,933           23%      47,745           21%
 Magic                                            2,850            1%      17,329            6%      14,441            6%
 PGP                                                 --            0%          --            0%          --            0%

 Total MFE                                   $  219,077          100%  $  272,222          100%  $  227,775          100%

SOURCE  McAfee, Inc.
    -0-                             02/24/2005
    /CONTACT: media, Dana Lengkeek, +1-408-346-5184, or investors, Kelly Blough, +1-408-346-3481, both of McAfee, Inc./
    /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20040426/MCAFEELOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.mcafee.com /